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                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         This Amendment is made effective the 16th day of April, 1999, between Hypertension Diagnostics, Inc., a Minnesota corporation (hereinafter called the "Company"), and Charles F. Chesney, D.V.M., Ph.D., an executive of the Company (hereinafter called "Employee").

         WHEREAS, the Company and Employee entered into an Employment Agreement dated as of the 30th day of October, 1995 (the "Agreement"); and

         WHEREAS, the Company and Employee desire to amend the Agreement as provided in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. The last sentence of Section II (C) of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "In connection with the hiring of Dennis L. Sellke, Employee's base Annual Salary (exclusive of benefits, bonuses and incentive payments) shall be increased to $128,000, effective April 16, 1999. Employee and Company acknowledge and agree that Employee shall receive further upward adjustments in base Annual Salary such that Employee's base Annual Salary shall at all times be equal to, or greater than, eighty percent (80%) of the base Annual Salary paid to the Company's President and/or Chief Executive Officer, whichever is greater. Employee expressly waives the right to any such adjustment or increase with respect to any other form of compensation, including, but not limited to, either the President's or Chief Executive Officer's benefits, stock options, bonuses and incentive payments for the duration of this Agreement."

         2.       All other terms of the Agreement shall remain unchanged.

         3. Capitalized terms used in this Amendment and not otherwise defined have the meanings given to them in the Agreement.

         4. This Amendment constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties


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                  hereto, pertaining to such subject matter. There are no
                  warranties, representations or agreements, express or implied, between the parties in connection with the subject matter hereof except as may be specifically set forth herein.


         IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first written above.

                                  HYPERTENSION DIAGNOSTICS, INC.



                                  By    /s/  Melville R. Bois
                                     ---------------------------------------
                                           Melville R. Bois
                                           Chairman, Board of Directors



                                          /s/  Charles F. Chesney
                                     ---------------------------------------
                                           Charles F. Chesney, D.V.M., Ph.D.